EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS AS OF JUNE  9, 2004

The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director and executive officer of SBC Communications Inc. (“SBC”) and the Ameritech Entities is set forth below.

SBC COMMUNICATIONS INC.

Unless otherwise indicated, each occupation set forth opposite an executive officer’s name refers to employment with SBC.

Name	Present Principal Occupation or Employment
Directors
Edward E. Whitacre, Jr.	Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio	Senior Partner, Sienna Ventures
Clarence C. Barksdale	Vice Chairman, Board of Trustees, Washington University
James E. Barnes	Chairman of the Board, President and Chief Executive Officer, MAPCO Inc., Retired
August A. Busch, III	Chairman of the Board, Anheuser-Busch Companies, Inc.
William P. Clark	Counsel to Clark, Cali and Negranti, LLP
Martin K. Eby, Jr.	Chairman of the Board, The Eby Corporation
James A. Henderson	Chairman of the Board and Chief Executive Officer, Cummins Inc., Retired
Charles F. Knight	Chairman of the Board, Emerson Electric Co.
John B. McCoy	Chairman and Chief Executive Officer, Bank One Corporation, Retired
Lynn M. Martin	Chair, Council for the Advancement of Women, and Advisor, Deloitte & Touch LLP
Mary S. Metz	President, S.H. Cowell Foundation
Toni Rembe	Partner, Pillsbury Winthrop LLP
S. Donley Ritchey	Managing Partner, Alpine Partners
Joyce M. Roché	President and Chief Executive Officer, Girls Incorporated
Carlos Slim Helú	Chairman of the Board, Carso Global Telecom, S.A. de C.V.
Laura D’Andrea Tyson	Dean, London Business School
Patricia P. Upton	President and Chief Executive Officer, Aromatique, Inc.

Executive Officers
John H. Atterbury	Group President – Operations
James W. Callaway	Group President
James D. Ellis	Senior Executive Vice President and General Counsel
Karen E. Jennings	Senior Executive Vice President - Human Resources and Communications

Name	Present Principal Occupation or Employment
James S. Kahan	Senior Executive Vice President – Corporate Development
Richard G. Lindner	Senior Executive Vice President and Chief Financial Officer
Forrest E. Miller	Group President – Corporate Planning
John T. Stankey	Senior Executive Vice President and Chief Information Officer
Randall L. Stephenson	Chief Operating Officer
Rayford Wilkins, Jr.	Group President – SBC Marketing and Sales

AMERITECH CORPORATION

James D. Ellis	Director (Senior Executive Vice President and General Counsel, SBC)
Randall L. Stephenson	Director, Executive Vice President and Chief Financial Officer (Chief Operating Officer, SBC)
Kirk Brannock	President - Network Services
Cathy Coughlin	President - Business Communications Services
Karen E. Jennings	Executive Vice President - Human Resources (Senior Executive Vice President - Human Resources and Communications, SBC)
James S. Kahan	Senior Executive Vice President - Corporate Development (Senior Executive Vice President – Corporate Development, SBC)
Roger Kiley	Senior Vice President, General Counsel and Secretary
Paul Roth	President - Consumer Markets
Joe W. Walkoviak	President and Chief Executive Officer

AMERITECH INTERNATIONAL, INC.

Lloyd E. Kelley	President – Europe (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)

AMERITECH INTERNATIONAL DENMARK CORPORATION

Richard McCormick Lloyd E. Kelley	Director, Vice President (Executive Director-International Business Operations, SBC) President (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)

AMERITECH DENMARK FUNDING CORPORATION

Lloyd E. Kelley	Director, President and Chief Executive Officer (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Richard McCormick	Director (Executive Director-International Business Operations, SBC)
Michael J. Viola	Vice President and Treasurer (Vice President – Corporate Finance, SBC)

Name	Present Principal Occupation or Employment

AMERITECH DENMARK HOLDINGS, L.L.C.

Lloyd E. Kelley	Manager – Vice President – Operations (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Richard McCormick	Manager – Vice President (Executive Director-International Business Operations, SBC)

AMERITECH LUXEMBOURG S.A.R.L. (LLC)

Bill Caldwell	Manager (Senior Counsel-International, SBC)
Luc Hansen	Manager
Lloyd E. Kelley	Manager (Vice President-OSS Strategy and Delivery, SBC Operations Inc.)
Jonathan P. Klug	Manager (Vice President-Treasurer, SBC)
Claude Zimmer	Manager